Exhibit 24.1

MERGE HEALTHCARE INCORPORATED
POWER OF ATTORNEY
REGARDING CERTAIN FORM S-4 REGISTRATION STATEMENTS

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of JUSTIN C. DEARBORN, JARED GREEN and JULIE ANN B. SCHUMITSCH their true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-4, or other appropriate form, and all amendments thereto, including post-effective amendments, relating to up to 8,000,000 shares of common stock of Merge Healthcare Incorporated (the “Company”) issuable in connection with the acquisition of other businesses, assets or securities, and to file the same, with any exhibits thereto, with all and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have signed their names hereto, effective as of May 15th, 2015.

Signature	Title

/s/ Justin C. Dearborn	Chief Executive Officer and Director
Justin C. Dearborn	(principal executive officer)

/s/ Steven M. Oreskovich	Chief Financial Officer
Steven M. Oreskovich	(principal financial officer and principal accounting officer)

/s/ Michael W. Ferro, Jr.	Director
Michael W. Ferro, Jr.

/s/ Dennis Brown	Director
Dennis Brown

/s/ Michael P. Cole	Director
Michael P. Cole

/s/ William J. Devers Jr.	Director
William J. Devers Jr.

/s/ Matthew M. Maloney	Director
Matthew M. Maloney

/s/ Nancy J. Koenig	Chief Operating Officer and Director
Nancy J. Koenig

/s/ Richard A. Reck	Director
Richard A. Reck

/s/ Neele E. Stearns, Jr.	Director
Neele E. Stearns, Jr.